                                                                   Exhibit 10.11

                                       ________ ___, 1997




Mr. Martin Curran                        Mr. Bruce Karhu
ChaseMellon                              Mellon Bank, N.A.
 Shareholder Services, L.L.C.            Corporate Trust Group
85 Challenger Road                       Room 325
Overpeck Centre                          Two Mellon Bank Center
Ridgefield Park, NJ 07660                Pittsburgh, PA  15259

Dear Messrs. Curran and Karhu:

     Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), Diamond Technology Partners, Incorporated, a Delaware corporation ("DIAMOND"), Technology Leaders ("TL"), CIP Capital L.P ("CIP"), Cambridge Technology Partners (Massachusetts), Inc. ("Cambridge") and CompuCom Systems, Inc. ("CompuCom") are offering to holders of Safeguard's outstanding common stock, par value $.10 per share (the "Safeguard Common Shares"), of record at the close of business on ___, 1997 (the "Record Date"), rights to purchase ("Rights") approximately 3,100,000 shares of the Class A Common Stock, $.001 par value per share, of DIAMOND (the "Common Stock") for ____ per share (the "Exercise Price"), on the basis of one Right for every ten Safeguard Common Shares owned on the Record Date, upon the terms and subject to the conditions set forth in the prospectus as hereinafter defined (the "Rights Offering"). Also being offered to certain persons to be designated by DIAMOND ("Direct Purchasers") are 155,000 additional Rights (the "Direct Rights"). A copy of the prospectus dated __________________ ("Prospectus") is attached hereto as Exhibit A. Each Right
                                                        ---------
distributed pursuant to the Rights Offering may be exercised for one share of Common Stock, subject to the restrictions described in the Prospectus.

     Of the shares of Common Stock to be offered pursuant to the Rights Offering and the Direct Rights, 1,705,000 will be newly issued by DIAMOND, 844,409 will be sold by Safeguard, 503,994 will be sold by TL, 91,635 will be sold by CIP, 54,981 will be sold by Cambridge and 54,981 will be sold by CompuCom.

     The Rights will be evidenced by certificates in the form attached hereto as Exhibit B (the "Rights Certificates") and will be transferable and exercisable
---------
in accordance with the relevant provisions of the Prospectus and the Rights Certificates. Following the expiration of the Rights Offering and the closing under the standby underwriting agreement (as described in the Prospectus) among DIAMOND, Safeguard, TL, CIP, Cambridge and CompuCom, and Tucker Anthony Incorporated and Robert W. Baird & Co. Incorporated (the "Underwriters"), each individual who exercised a Right or Rights ("Subscriber") shall receive a certificate of Common Stock of DIAMOND ("Stock Certificate") representing the appropriate number of shares.
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     The terms and conditions contained in the Prospectus, including without limitation the section entitled "THE OFFERING," are incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Agreement.

     In connection with the above, Safeguard, Diamond, TL, CIP, Cambridge and CompuCom hereby agree with ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") and with Mellon Bank, N.A. ("Mellon") as follows:

     1. ChaseMellon is appointed to perform the services of "Rights Agent" in accordance with the Prospectus and the further instructions of this letter. Mellon is appointed to perform the services of "Escrow Agent" as described herein.

     2. ChaseMellon will mail within two business days following the Record Date to each holder of Safeguard Common Shares on the Record Date (regardless of whether such holder's account has been coded as undeliverable) and to the Direct Purchasers an envelope, with a return address to ChaseMellon, containing (a) a Rights Certificate representing the number of Rights to which such holder is entitled under the Rights Offering, (b) a Prospectus, (c) a return envelope addressed to ChaseMellon and (d) a Safeguard cover letter. Prior to such mailing, we will provide ChaseMellon with blank Rights Certificates (on which you will designate the name of the holder of Safeguard Common Shares and the appropriate number of Rights), Prospectuses, cover letters in sufficient numbers to complete the mailing, and the list of names, addresses and Social Security numbers of the Direct Purchasers who have been designated by DIAMOND to receive Direct Rights.

     To each broker, bank, trust company or other nominee holder of Safeguard Common Shares, ChaseMellon will mail an envelope containing (a) a Safeguard cover letter, (b) a Prospectus, and (c) a Rights Certificate or Certificates as further instructed by Safeguard. Prior to such mailing, we will provide ChaseMellon with Safeguard cover letters and Prospectuses in sufficient numbers to complete the mailing.

     With respect to the distribution of Rights Certificates to the following nominees, please proceed as follows:

     a. The Depository Trust Company (Cede & Co.) ("DTC") has been requested to provide directly to ChaseMellon, the day after the Record Date, a listing of the record positions of their participants on the Record Date. DTC also has been requested to immediately telecopy the list to:

                                  Safeguard Scientifics, Inc.
                                  Attn:  Deirdre Blackburn
                                         Manager, Legal Systems
                                  Telecopier: (610) 293-0601

         The distribution of Rights to DTC will be made by ChaseMellon through the Automated Subscription Offer Program. DTC will handle subscriptions, transfers and guarantees on behalf of its participants. ChaseMellon will take whatever action may be required by DTC to be certain that the shares of DIAMOND common stock are qualified for both certificated FAST issue and DTC eligibibility so that shares may be delivered through DTC at closing by book entry without issuance of physical stock certificates.

     b. Philadelphia Depository Trust Company ("Philadep") has been requested to provide directly to ChaseMellon and to Safeguard, the day after the Record Date, a listing of the record positions of its participants on the Record Date. Philadep will handle subscriptions, transfers and guarantees on behalf of its participants and has been requested to provide ChaseMellon with a breakdown of the Rights Certificates which they require or to make the appropriate arrangements directly with ChaseMellon for a distribution of rights in a manner similar to the DTC Automated Subscription Offer Program.

         ChaseMellon also will make available a New York processing facility for the following services during the exercise period: a) acceptance and forwarding to Ridgefield Park, New Jersey of exercises and transfers of Rights, b) acceptance and clearance of guarantees of exercise of Rights and c) reissuance of Rights Certificates, if less than all Rights evidenced by a submitted certificate are exercised or transferred, within two business days of receipt, unless received within one business day of the Expiration Date.

     3.  Promptly after ChaseMellon distributes all Rights in accordance with
Section 2 above, and all brokers, depositories and other nominee holders advise you of the amount of additional Rights they require for rounding purposes (which you shall distribute to them), you shall notify Safeguard, DIAMOND and the Underwriters in writing of the number of Rights you have distributed (the "Distributed Amount").

     4. All questions as to the validity, form, eligibility (including time of receipt, beneficial ownership and compliance with minimum exercise provisions) and acceptance of any exercise of Rights except as set forth on Exhibit D will
                                                                ---------
be communicated by ChaseMellon to Safeguard, which shall provide the final and binding determination of such questions. Safeguard reserves the right to waive any defect in exercise of the Rights, and Safeguard's interpretations of the terms and conditions of the Rights Offering shall be final and binding.

     5. If, pursuant to the Rights Offering, Safeguard does not accept a defective exercise of Rights, or ChaseMellon receives a Rights Certificate which is defective in some particular and not waived by Safeguard, you shall promptly notify the person who tendered the same by (a) telephone, if the deficiency and necessary correction can be thereby adequately explained and a new Rights Certificate is not needed, or (b) a mailing as soon as practicable, in any other event, to include the Rights Certificate, a letter explaining why the tendered Rights Certificate is being returned and directions on how to correct the deficiency, giving said subscriber five business days from the date of the letter to correct the deficiency, but in no event later than three business days after the Expiration Date (as defined below) of the Rights Offering. If any defective exercise is not waived or timely cured, you shall promptly return to the subscriber the Rights Certificate (if not previously returned) and the payment submitted by the subscriber with such exercise.

     6. The Rights Offering shall expire at the time and on the date specified in the Prospectus (the "Expiration Date").

     7. Except as set forth below, a Right shall be deemed exercised at the time a completed and signed subscription form on the appropriate Rights Certificate, accompanied by payment in full and in the form indicated in the Prospectus for all shares for which Rights have been exercised, is received by ChaseMellon on or before the Expiration Date, provided that any check received in payment of the Exercise Price is cleared no later than three business days after the Expiration Date. A defective exercise of Rights accompanied by payment shall be deemed to have been properly made upon receipt if the irregularities have been subsequently cured within five business days of notice of defect to the satisfaction of, or waived by, Safeguard, but not later than three business days after the Expiration Date, and provided that all checks received in payment of the Exercise Price are cleared no later than three business days after the Expiration Date. A guaranteed exercise of Rights shall be deemed made at the time payment in full in the form indicated in the Prospectus for the shares guaranteed and a Notice of Guaranteed Delivery, letter or telegraphic notice is received by ChaseMellon from a bank, trust company or member firm of the New York or American Stock Exchange as permitted under the terms of the Rights Offering, within the required period, all as specified in the Prospectus, subject to delivery within three business days after the Expiration Date of a completed and signed subscription form for the shares guaranteed.

     8. All mailings that contain a Rights Certificate or a Stock Certificate shall be insured to protect the addressee and ChaseMellon against any liability arising out of the loss, destruction or non-delivery of such Certificate for any cause. All Rights Certificates received by ChaseMellon, and in the case of guaranteed exercises as permitted in the Rights Offering, all letters or telegraphic notices when received, shall be marked to show the date and hour of receipt and, if defective, the date and hour of any correction or waiver of the deficiency. All mailings shall be made by first class mail, postage prepaid, with your return address in accordance with your mail loss policy procedures and limitations. All undeliverable mailings shall be so coded on your account records.

     9. With respect to all inquiries regarding loss or nonreceipt of Rights, Safeguard will instruct individuals reporting a loss or nonreceipt of Rights to telephone ChaseMellon and speak with the Reorganization Department at 1-800-973-1028. Upon receipt of such a phone call, ChaseMellon shall immediately put a stop on the Rights Certificate and within two business days forward to such individual the affidavit of non-receipt or affidavit of theft, loss or destruction required to replace the Rights Certificate.

         Each of Safeguard and ChaseMellon, in their sole discretion, shall have the right to require that an individual reporting a loss of Rights provide ChaseMellon with an indemnity bond prior to a replacement of the Rights Certificate. In the event that Safeguard determines that such an indemnity bond is appropriate, Safeguard will provide you with timely notice of its decision.

         Further, you will inform the shareholder during the initial phone call that the offering expires at 5:00 p.m., New York City time, on ________ ___, 1997 and of the following policies as appropriate regarding transmittal of replacement certificates:

         Lost Certificates: A replacement Rights Certificate will be placed in
         -----------------
         first class mail within two business days of ChaseMellon's receipt of his/her executed affidavit and indemnity bond. If the holder would like his/her Rights Certificate returned via overnight mail, he/she should enclose with the letter a check payable to ChaseMellon to pay the cost of the return overnight mailing of the replacement Rights Certificate.

         Nonreceipt of Certificates: ChaseMellon will mail, within two business
         --------------------------
         days of receipt of a shareholder affidavit of non-receipt, a replacement Rights Certificate via first class mail. If the holder would like his/her Rights Certificate returned via overnight mail, he/she should enclose with the letter a check payable to ChaseMellon to pay the cost of the return overnight mailing of the replacement Rights Certificate. Commencing three business days before the expiration of the Rights Offering, DIAMOND will pay the expenses of overnight delivery of replacement Rights Certificates in cases of nonreceipt.

         Any shareholder who reports loss or nonreceipt of a Rights Certificate and who wishes to exercise his/her Rights will be given the option of
                           --------
         delivering to ChaseMellon, along
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Page 5


          with the affidavit of non-receipt or loss, a letter indicating his/her intent to exercise in his/her name and enclosing a check payable to "Safeguard Escrow Account" for the appropriate subscription. In those cases, ChaseMellon will not replace the Rights Certificate, but rather will proceed to process the subscription.

     10. ChaseMellon shall notify by FAX at or about the close of each business day during the pendency of the Rights Offering and for the three business days After the Expiration Date, (a) Michael E. Mikolajczyk of DIAMOND at (312) 255-5600 (b) Deirdre Blackburn of Safeguard at (610) 293-0601, (c) William E. Roman of Tucker Anthony Incorporated at (617) 725-2483, and Dominick P. Zarcone of Robert W. Baird Incorporated at (414) 765-3912 or their respective designates, of (i) the number of shares for which Rights were exercised on such day, (ii) the number of shares for which Rights were subject to guaranteed exercises on such day, (iii) the number of shares for which Rights were subject to defective exercises received on such day, (iv) the number of shares for which previously defective and guaranteed exercises of Rights were cured and delivered on such day, (v) the number of shares for which checks received with previously exercised Rights were returned unpaid and which did not clear by the deadline for such clearance, (vi) the number of shares for which previously defective and guaranteed exercises of Rights lapsed or failed due to expiration of the deadline for cure or delivery, and (vii) the cumulative number of shares for which Rights were properly exercised to date, and furnish each of such persons with a daily written report containing such information. ChaseMellon also shall maintain and update a register which shall list holders who have fully or partially exercised their Rights, holders who have transferred their Rights, their transferees, and holders who have not exercised their Rights. Subject to
Section 16(h) below, ChaseMellon is also authorized and instructed to provide to each such person or company such additional information relating to the transfer or exercise of Rights as may from time to time be requested, provided however that such information shall be consistent with the information contained in the Prospectus.

     11. ChaseMellon will deposit all checks and money orders received from exercises of Rights in a segregated account designated as the Safeguard Escrow Account until the earlier of clearance or two business days of receipt, at which time the sums represented by such checks and money orders shall be wire transferred to the Escrow Agent as follows:

                    Mellon Bank, N.A., Pittsburgh, PA
                    ABA #043000261
                    C/A #900-9010
                    Attn:Delores Kenst
                    Re: DIAMOND Rights Offering

Cash payments accompanying exercises of Rights will be deposited promptly by you and wire transferred to the Escrow Agent. The Escrow Agent shall establish an escrow account entitled "Safeguard Escrow Account" (the "Escrow Account"). Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom hereby direct the Escrow Agent to invest such funds as soon as may be practicable and keep such funds invested during the term hereof in accordance with written directions signed by each of them, provided that such investment shall be limited to investment companies registered under the Investment Company Act of 1940 which invest in obligations, or repurchase agreements secured by such obligations, of the following types: (a) certificates of deposit, maturing within 90 days from the date of acquisition thereof, issued by national or state banks located in the United States of America or in any state or agency thereof; or (b) short-term obligations of or guaranteed by the United States of America or any state or agency thereof. These investment companies may include any for which the Escrow Agent or affiliate perform services for a fee, whether as custodian, transfer agent, investment advisor or otherwise, and it is
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acknowledged that such shares are not obligations of or endorsed by the Escrow
Agent and are not insured by the FDIC. Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom hereby direct Escrow Agent to invest in the Dreyfus Institutional U.S. Treasury Money Market Fund until further written notice is given to Escrow Agent at the address on page 1, and hereby acknowledge receipt of a prospectus for such investment. Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom agree that neither the Rights Agent nor the Escrow Agent shall be liable for any loss with respect to investments made in accordance with this Section 11. Escrow Agent shall wire transfer to the Rights Agent all funds in the Escrow Account for distribution by the Rights Agent in accordance with Section 13 hereof upon written notice from the Rights Agent that the Closing (as defined in Section 13) will occur. If the Escrow Agent receives notice from the Rights Agent that instead of the Closing, distributions will be made pursuant to Section 14, Escrow Agent will wire transfer funds to Rights Agent after deducting any unpaid fees of Escrow Agent.

     12. Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom will give you notice when the Rights Offering has become effective (the "Effective Date"). Promptly following the Effective Date, each of the selling stockholders will deposit with you stock certificates endorsed in blank for transfer as follows:

         (a) Safeguard shall cause its subsidiary, Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), to deposit certificates representing an aggregate of 844,409 shares of Common Stock;

         (b) TL will deposit certificates representing an aggregate of 503,994 shares of Common Stock;

         (c) CIP will deposit certificates representing an aggregate of 91,635 shares of Common Stock; and

         (d) Cambridge will deposit certificates representing an aggregate of 54,981 shares of Common Stock.

         (e) CompuCom will deposit certificates representing an aggregate of 54,981 shares of Common Stock.

         DIAMOND shall direct you, in your capacity as its transfer agent, to reserve for issuance an aggregate of 2,015,000 shares of authorized but unissued Common Stock. The Common Stock to be reserved by you for issuance by DIAMOND represents 1,550,000 shares of Common Stock being offered pursuant to the Rights Offering, 155,000 shares of Common Stock being offered pursuant to the Direct Rights, and 310,000 shares of Common Stock subject to an option which has been granted to the Underwriters for the purpose of covering overallotments. Such stock certificates and reserved shares shall be held by you in escrow for distribution as provided below.

     13. The closing of the Rights Offering (the "Closing") will be held at the time, and subject to the conditions, described in the Prospectus. Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom will notify you in writing when the Closing shall occur. Promptly upon such notification, you shall issue new stock certificates for delivery at Closing, and/or make book transfers at closing in the manner requested by the Underwriters prior to Closing, representing shares of Common Stock as follows:

         (i) to the Subscribers for the amount of shares for which they have exercised their Rights;

         (ii) (A)  If the number of shares delivered to Subscribers pursuant to
(i) above is less than the Distributed Amount, then to certain persons to be designated by DIAMOND ("Other Purchasers") for the

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number of shares equal in the aggregate to the Distributed Amount minus the number of shares delivered to Subscribers pursuant to (i) above (the "Unexercised Amount"), but not more than 300,000 shares;

              (B) If the Unexercised Amount is greater than 300,000 shares, then the excess of such shares (the "Excess Amount") to the Underwriters or their designees; and

         (iv) if Rights to purchase fewer than 3,100,000 shares of Common Stock were issued to holders of Safeguard Common Shares, then to the Other Purchasers for the shares of Common Stock subject to such undistributed Rights.

              At the Closing, upon the issuance of shares of Common Stock to Subscribers and Other Purchasers, you shall deliver to DIAMOND the sum of $____ for each of the first 1,705,000 shares issued to Subscribers, and to TL, CIP, Cambridge, CompuCom and Safeguard Delaware, pro rata, the sum of $________ for each of the next 1,550,000 shares issued to Subscribers, less such amounts that TL, CIP, Cambridge, CompuCom, Safeguard Delaware or DIAMOND may advise you to pay to the Underwriters in accordance with the terms of the standby underwriting agreement. All income earned on the Money Market Account shall be distributed to DIAMOND, TL, CIP, Cambridge, CompuCom and Safeguard Delaware pro rata in accordance with the distribution of principal.

     Within 20 days after the Expiration Date, DIAMOND will notify you in writing whether and for how many shares the Underwriters have exercised their overallotment option, upon which ChaseMellon shall deliver stock certificates to the Underwriters for such shares against payment by the Underwriters to DIAMOND of $________per share.

     No fees are payable by Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom or the Underwriters to brokers, dealers or others who may have solicited an exercise or transfer of Rights.

     14. If Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom notify ChaseMellon, in writing, that the conditions to Closing have not been satisfied and that the Rights Offering has been canceled, or if you do not receive written notice of the Closing within 50 days after the Record Date for the Rights Offering, then (a) you shall promptly return to each Subscriber, by check, the purchase price, without interest, paid by such Subscriber for the shares of Common Stock subscribed pursuant to the Rights Offering, (b) you shall promptly return to Safeguard Delaware, TL, CIP, Cambridge and CompuCom their respective stock certificates representing the shares of Common Stock held by you in escrow pending consummation of the Rights Offering, and (c) the reservation of shares for issuance by DIAMOND and all subscription forms and Rights Certificates will be canceled and will confer no further rights on any person. In the event of the cancellation of the Rights Offering, you shall apply all income earned on the Escrow Account first to the fees and expenses of the Escrow Agent, then to your fees and expenses, as Rights Agent, and thereafter to DIAMOND.

     15. For your services as Rights Agent hereunder you shall be entitled to the fees set forth in Exhibit C attached hereto, together with reimbursement for your reasonable out-of-pocket expenses, as described in Exhibit C. The Escrow Agent shall be entitled to a fee of $1,250, together with out-of-pocket expenses. Such fees shall be paid by DIAMOND.

     16.  As Rights Agent and Escrow Agent you:

          (a) shall take such additional reasonable actions not hereinabove set forth as may be requested by Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom to consummate the distribution of the Rights;

         (b) shall have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to by you, Safeguard, DIAMOND, TL, CIP, Cambridge and CompuCom;

         (c) will be regarded as making no representations and having no responsibilities except to act in good faith and in a careful and prudent manner, as to the validity, sufficiency, value or genuineness of any certificates or the shares represented thereby deposited with you hereunder and will not be required to and will not make any representations as to the validity, value or genuineness of the Rights Offering;

         (d) shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability unless you have been furnished with reasonable indemnity;

         (e) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to you and in good faith believed by you to be genuine and to have been signed by the proper party or parties;

         (f) may rely on and shall be protected in acting upon the oral instructions, later confirmed in writing, of James Ounsworth, John Wright, or Deirdre Blackburn of Safeguard, and such additional employees and representatives of Safeguard as Safeguard may hereinafter designate in writing;

         (g) may consult counsel satisfactory to you (including counsel for DIAMOND and Safeguard), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with the opinion of such counsel; and

         (h) shall not be called upon at any time to, and shall not, advise any person exercising Rights as to the wisdom of taking such action or as to the market value or decline or appreciation in market value of the Rights or the Common Stock.

     17. DIAMOND, Safeguard, TL, CIP, Cambridge and CompuCom covenant and agree to indemnify, jointly and severally, the Rights Agent and the Escrow Agent and hold the Rights Agent and the Escrow Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Rights Agent or Escrow Agent arising out of or in connection with the administration of your duties hereunder, including the cost and expenses of defending against any claim or liability in the premises.

     18. This agreement and your respective appointment as Rights Agent and Escrow Agent shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. This agreement shall inure to the benefit of, and the obligation and duties created hereby shall be binding upon, the successors and assigns of the parties hereto, but this agreement may not be assigned. This agreement shall also inure to the benefit of the Underwriters as third party beneficiaries.

     19. Notices permitted or required to be given hereunder shall be deemed given when sent by telecopier, one business day after sent by guaranteed overnight delivery service or overnight Express Mail, and three business days after sent, postage prepaid, by certified or registered mail, to the following addresses or such other address of which such party may give notice to the other parties hereto:

If to the Rights Agent:  To the address on the first page
If to the Escrow Agent:  To the address on the first page

If to Safeguard:             Safeguard Scientifics, Inc.
                             Attn:  James A. Ounsworth
                             800 The Safeguard Building
                             435 Devon Park Drive
                             Wayne, PA  19087-1945
                             Telecopier:     (610) 293-0601

If to DIAMOND:              Diamond Technology Partners Incorp.
                             Attn: Michael E. Mikolajczyk
                             875 North Michigan Ave.
                             Suite 3000
                             Chicago, Illinois 60611
                             Telecopier:     (312) 255-6000

        If agreed to by you, please confirm acceptance of the arrangements herein provided by signing and returning two copies of this letter agreement.

                                        Very truly yours,

                                        DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                                        By:
                                           --------------------------------

                                                Michael E. Mikolajczyk
                                                Senior Vice President and
                                                Chief Financial and
                                                Administrative Officer,
                                                Treasurer

                                        SAFEGUARD SCIENTIFICS, INC.

                                        By:
                                           --------------------------------
                                                Gerald M. Wilk
                                                Sr. Vice President-Finance

                                        TECHNOLOGY LEADERS

                                        By:
                                           ------------------------------------




                                        CIP CAPITAL L.P.

                                        By:
                                           ------------------------------------


Accepted and agreed to as of            CAMBRIDGE TECHNOLOGY
the date first above written.           PARTNERS (Massachusetts),

CHASEMELLON SHAREHOLDER                 By:
SERVICES, L.L.C., as Rights Agent          -------------------------------------

By:
   ----------------------------------   COMPUCOM SYSTEMS, INC.

MELLON BANK, N.A., as Escrow Agent      By:
                                           ------------------------------------